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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

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Sanchez Energy Corporation
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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SANCHEZ ENERGY CORPORATION
1111 Bagby Street
Suite 1600
Houston, Texas 77002

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To the Stockholders of Sanchez Energy Corporation:

        Notice is hereby given that the Annual Meeting of Stockholders of Sanchez Energy Corporation (the "Company") will be held at Heritage Plaza, 1111 Bagby Street, First Floor, Houston, Texas 77002 in the plaza conference room on Wednesday, May 23, 2012, at 9:00 a.m. Central Time (the "Annual Meeting"). The Annual Meeting is being held for the following purposes:

          1.     To elect three directors, each for a term of one year.

          2.     To amend the Company's 2011 Long Term Incentive Plan (the "Plan") to allow for an additional amount of securities to be made available for incentive awards (the "Plan Amendment").

          3.     To ratify the selection of BDO USA, LLP as the Company's independent registered public accountants for 2012.

          4.     To transact such other business as may properly come before the Annual Meeting.

        These proposals are described in the accompanying proxy materials. You will be able to vote at the Annual Meeting only if you were a stockholder of record at the close of business on April 16, 2012.

YOUR VOTE IS IMPORTANT

Please vote over the internet at www.cstproxyvote.com or by phone at 1-866-894-0537 promptly so that your shares may be voted in accordance with your wishes and so we may have a quorum at the Annual Meeting. Alternatively, if you did not receive a paper copy of the proxy materials (which includes the proxy card), you may request a paper proxy card, which you may complete, sign and return by mail.

By Order of the Board of Directors, Michael G. Long Secretary

Houston, Texas
April 25, 2012

i

SANCHEZ ENERGY CORPORATION
1111 Bagby Street
Suite 1600
Houston, Texas 77002

PROXY STATEMENT

2012 ANNUAL MEETING OF STOCKHOLDERS

        The Board of Directors (the "Board") of the Company requests your Proxy for the Annual Meeting of Stockholders that will be held Wednesday, May 23, at 9:00 a.m. Central Time, at Heritage Plaza, 1111 Bagby Street, First Floor, Houston, Texas 77002 in the plaza conference room. By granting the Proxy, you authorize the persons named on the Proxy to represent you and vote your shares at the Annual Meeting. Those persons will also be authorized to vote your shares to adjourn the Annual Meeting from time to time and to vote your shares at any adjournments or postponements of the Annual Meeting.

        If you attend the Annual Meeting, you may vote in person. If you would like to attend the Annual Meeting and vote in person, you may contact us at (713) 783-8000 for directions to the Annual Meeting. If you are not present at the Annual Meeting, your shares may be voted only by a person to whom you have given a proper Proxy. You may revoke the Proxy in writing at any time before it is exercised at the Annual Meeting by delivering to the Secretary of the Company a written notice of the revocation, by submitting your vote electronically through the internet or by phone after the grant of the Proxy, or by signing and delivering to the Secretary of the Company a Proxy with a later date. Your attendance at the Annual Meeting will not revoke the Proxy unless you give written notice of revocation to the Secretary of the Company before the Proxy is exercised or unless you vote your shares in person at the Annual Meeting.

STOCKHOLDERS OF RECORD AND BENEFICIAL OWNERS

        Most of the Company's stockholders hold their shares through a broker, bank or other nominee rather than directly in their own name. As summarized below, there are some distinctions between shares held of record and those owned beneficially.

        Stockholders of Record.    If your shares are registered directly in your name with the Company's transfer agent, you are considered the stockholder of record with respect to those shares, and this proxy statement (the "Proxy Statement") is being sent directly to you by our agent. As a stockholder of record, you have the right to vote by proxy or to vote in person at the Annual Meeting. The proxy materials include a proxy card or a voting instruction card for the Annual Meeting.

        Beneficial Owners.    If your shares are held in a brokerage account or by a bank or other nominee, you are considered the beneficial owner of shares held in "street name," and this Proxy Statement will be forwarded to you by your broker or nominee. The broker or nominee is considered the stockholder of record with respect to those shares. As the beneficial owner, you have the right to direct your broker how to vote. The proxy materials include a proxy card or a voting instruction card for the Annual Meeting.

QUORUM AND VOTING

        Voting Stock.    The Company's common stock, par value $0.01 per share, is the only class of securities that entitles holders to vote generally at meetings of the Company's stockholders. Each share of common stock outstanding on the record date is entitled to one vote.

        Record Date.    The record date for stockholders entitled to notice of and to vote at the Annual Meeting was the close of business on April 16, 2012. As of the record date, 34,567,200 shares of common stock were outstanding and entitled to be voted at the Annual Meeting.

        Quorum and Adjournments.    The presence, in person or by Proxy, of the holders of a majority of the outstanding shares entitled to vote at the Annual Meeting is necessary to constitute a quorum at the Annual Meeting.

        If a quorum is not present, the chairman of the Annual Meeting may adjourn the Annual Meeting from time to time to reconvene at the same or some other place. Notice need not be given of any such adjourned meeting if the date, time and place, if any, thereof, and the means of remote communication, if any, by which stockholders and proxyholders may be deemed to be present in person and vote at such adjourned meeting are announced at the meeting at which the adjournment is taken. At any adjourned Annual Meeting at which a quorum is present, any business may be transacted that might have been transacted at the Annual Meeting as originally notified. If the adjournment is for more than thirty days, notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting. If after the adjournment a new record date for stockholders entitled to vote is fixed for the adjourned meeting, the Board shall fix a new record date for notice of such adjourned meeting, and shall give notice of the adjourned meeting to each stockholder of record entitled to vote at such adjourned meeting as of the record date fixed for notice of such adjourned meeting.

        Vote Required.    Directors will be elected by the affirmative vote of the holders of a plurality of the shares present and entitled to be voted at the Annual Meeting. The Plan Amendment and ratification of the selection of the Company's auditors will require the affirmative vote of the holders of a majority of the shares present and entitled to be voted at the Annual Meeting. An automated system that Continental Stock Transfer & Trust Company ("Continental") administers will tabulate the votes. Brokers who hold shares in street name for customers are required to vote shares in accordance with instructions received from the beneficial owners. Brokers are permitted to vote on discretionary items if they have not received instructions from the beneficial owners, but they are not permitted to vote (a "broker non-vote") on non-discretionary items absent instructions from the beneficial owner. Brokers do not have discretionary voting authority with respect to the Plan Amendment and the election of directors. For ratification of the selection of the Company's auditors, brokers will have discretionary authority in the absence of timely instructions from their customers. Abstentions and broker non-votes will count in determining whether a quorum is present at the Annual Meeting. For purposes of director elections, withheld votes will be included in the number of shares voting and will have the effect of a vote against the election of the director for whom the vote was withheld; however, broker non-votes will not have any effect on the outcome of director elections. For purposes of voting on the Plan Amendment and the ratification of the selection of auditors, abstentions will be included in the number of shares voting and will have the effect of a vote against the proposal; however, broker non-votes will not have any effect on the outcome of voting for either of these proposals.

        Default Voting.    A Proxy that is properly completed and submitted will be voted at the Annual Meeting in accordance with the instructions on the Proxy. If you properly complete and submit a Proxy, but do not indicate any contrary voting instructions, your shares will be voted as follows:

  •
  FOR the election of the three persons named in this Proxy Statement as the Board's nominees for election as directors.

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  FOR the Plan Amendment.

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  FOR the ratification of the selection of BDO USA, LLP as the Company's auditors for 2012.

        If any other business properly comes before the stockholders for a vote at the meeting, your shares will be voted in accordance with the discretion of the holders of the Proxy. The Board knows of no matters, other than those previously stated, to be presented for consideration at the Annual Meeting.

ITEM ONE.    ELECTION OF DIRECTORS

        The Board has nominated the following individuals for election as directors of the Company to serve for a one year term to expire in 2013 and until either they are re-elected or their successors are elected and qualified:

Antonio R. Sanchez, III
Gilbert A. Garcia
Greg Colvin

        Each of the above-listed individuals is currently serving as a director of the Company. Their biographical information is contained in the "Directors and Executive Officers" section below.

        The Board has no reason to believe that any of its nominees will be unable or unwilling to serve if elected. If a nominee becomes unable or unwilling to accept nomination or election, the persons acting under the Proxy will vote for the election of a substitute nominee that the Board recommends.

        The Board unanimously recommends that stockholders vote FOR the election of each of the nominees.

DIRECTORS AND EXECUTIVE OFFICERS

        After the Annual Meeting, assuming the stockholders elect the nominees of the Board as set forth in "Item One—Election of Directors" above, the Board will be, and the executive officers of the Company are:

Name	Age	Position
Antonio R. Sanchez, III(1)	38	Chairman of the Board of Directors, President and Chief Executive Officer
Gilbert A. Garcia(1)	48	Director
Greg Colvin(1)	52	Director
Michael G. Long	59	Senior Vice President, Chief Financial Officer and Secretary
Kirsten A. Hink	45	Vice President and Principal Accounting Officer

(1)
Member of the Audit Committee.

        The Board currently consists of three members that are elected annually. Set forth below is biographical information about each of the Company's directors, nominees for director and officers.

        Antonio R. Sanchez, III has served as our Chairman of the Board of Directors, President and Chief Executive Officer since our formation in August 2011 and has been directly involved in the oil and gas industry for over 12 years. Mr. Sanchez is the President of Sanchez Oil & Gas Corporation ("SOG"), the sole member of SEP Management I, LLC ("SEP Management"), which he joined in October 2001, the President of SEP Management, the general partner of Sanchez Energy Partners I, LP ("SEP I"), and a Managing Director of SEP I, the Company's controlling stockholder (SOG, SEP I and SEP Management, together with their affiliates (other than the Company), the "Sanchez Group"). In his capacities as an officer of these members of the Sanchez Group, Mr. Sanchez manages all aspects of their daily operations, including exploration, production, engineering and land management. From 1997 to 1999, Mr. Sanchez was an investment banker specializing in mergers and acquisitions with J.P. Morgan Securities Inc. From 1999 to 2001, Mr. Sanchez worked in a variety of positions, including sales and marketing, product development and investor relations, at Zix Corporation, a publicly traded encryption technology company listed on the Nasdaq Global Market. Mr. Sanchez has also been a member of the board of directors of Zix Corporation since May 2003. He earned a Bachelor of Business Administration from Georgetown University with a concentration in accounting and finance and a minor in economics and a Master of Business Administration from the Harvard Business School.

Mr. Sanchez has significant experience managing oil and gas operations and being a member of the board of directors of a publicly traded company as well as extensive knowledge of the energy industry. For these reasons, we believe that Mr. Sanchez is qualified to serve as a director of the company.

        Gilbert A. Garcia has served as our director since December 2011 and is the Chair of our Audit Committee. Mr. Garcia is the Managing Partner of Garcia Hamilton & Associates, L.P., an institutional asset management firm, which he joined in 2002 and where he supervises all facets of the firm's investment decisions. Prior to joining Garcia Hamilton & Associates, L.P., Mr. Garcia worked at two other institutional asset management firms, Smith Graham & Company, where Mr. Garcia was most recently the Chief Investment Officer, and Cisneros Asset Management, where he was most recently President. Mr. Garcia started his professional career with Salomon Brothers specializing in mortgage-backed securities. Mr. Garcia received his Bachelor of Arts in Economics from Yale University. We believe that Mr. Garcia is well qualified to serve as a member of our Board. In addition to his professional experience, Mr. Garcia also has extensive experience serving in leadership positions of community organizations, including as the Chairman of the Metropolitan Transit Authority of Harris County, Texas. We believe that Mr. Garcia's executive experience, including through his service on community organizations, provides valuable financial and management experience that is critical to his ability to identify, understand and address the challenges and opportunities that we face as a public company.

        Greg Colvin has served as our director since March 2012 and is a member of our Audit Committee. Mr. Colvin is the Managing Partner, Chief Operating Officer and Head of Investor Relations of Sankofa Capital, an investment management firm, which he co-founded in December 2011. From 2007 until he co-founded Sankofa Capital, Mr. Colvin worked as a Managing Partner at Bluffview Capital, LP, where he originated and raised capital for private equity and hedge fund clients. From 1997 to 2006, Mr. Colvin was a Managing Director of the Private Funds Group at Donaldson, Lufkin & Jenrette Securities Corp and Credit Suisse LLC. Mr. Colvin started his professional career with Stephens Inc. specializing in placing primary and secondary fixed income products to institutional investors. Mr. Colvin received his Bachelor of Science in Business Administration from the University of Arkansas. Mr. Colvin currently serves on the advisory board of the Sam M. Walton College of Business at the University of Arkansas. We believe that Mr. Colvin is well qualified to serve as a member of our Board. In addition to his extensive experience in leadership positions at large financial institutions, Mr. Colvin has a substantive understanding of the upstream oil and gas industry and a financial background that gives him the ability to understand and analyze our business and our opportunities.

        Michael G. Long has served as our Senior Vice President, Chief Financial Officer and Secretary since our formation in August 2011. Mr. Long is also the Senior Vice President, Chief Financial Officer and Secretary of SOG, which he joined in June 2008. Mr. Long has more than 30 years of experience in the energy industry and has served in various senior positions with private and public oil and gas companies. Prior to joining SOG, Mr. Long was the Chief Financial Officer and Executive Vice President for Edge Petroleum Corporation ("Edge") for 12 years until May 2008. Edge filed for Chapter 11 bankruptcy protection in October 2009. From 1996 to 1997, Mr. Long was the Vice President of Finance for W&T Offshore Incorporated. Mr. Long began his professional career as an economist for Amoco Corporation. He earned his Bachelor of Arts in Political Science and Master of Science in Economics from the University of Illinois at Urbana.

        Kirsten A. Hink has served as our Vice President and Principal Accounting Officer since March 2012. Prior to joining us, Ms. Hink served as the Controller of Vanguard Natural Resources, LLC from January 2011 to February 2012, where she oversaw the company's financial reporting and accounting. From January 2010 to December 2010, she served as Assistant Controller of Mariner Energy, Inc. ("Mariner"), where she managed the revenue and production reporting as well as assisted with financial and bankruptcy reporting for the Edge properties that were acquired by Mariner. She served as the

Chief Accounting Officer for Edge, an oil and gas exploration company, from July 2008 through December 2009 and the Vice President and Controller for Edge from October 2003 through July 2008, where she oversaw the preparation of Edge's financial statements. Prior to that time she served as Controller of Edge from December 31, 2000 to October 2003 and Assistant Controller of Edge from June 2000 to December 2000. Edge filed for Chapter 11 bankruptcy protection in October 2009. Before joining Edge, she served as Controller of Benz Energy Inc., an oil and gas exploration company, from June 1998 to June 2000. Mrs. Hink received a Bachelor of Science in Accounting from Trinity University. Mrs. Hink is a Certified Public Accountant in the State of Texas.

EXECUTIVE COMPENSATION

        As an "emerging growth company" under applicable Securities and Exchange Commission ("SEC") rules, we are subject to reduced public company reporting requirements with respect to our executive compensation disclosure. All of our executive officers are also employees of SOG and are compensated by SOG, subject to reimbursement by us to the extent provided for in the services agreement. Please read "Transactions with Related Persons." SOG has responsibility and authority for compensation related decisions for our executive officers. Although we bear an allocated portion of SOG's costs of providing compensation and benefits to the persons who serve as our executive officers, we do not have control over such costs and do not establish or direct the compensation policies or practices of SOG. With the exception of grants under the Plan, the amounts reflected in the 2011 Summary Compensation Table below (and SOG's decisions with respect to such amounts) are not subject to approvals by our Board or any committee thereof. Awards under our Plan are made by our Board.

        Historically, SOG has relied on energy industry compensation studies performed annually by Effective Compensation Incorporated to assess and benchmark its compensation and benefits policies and practices with those of its peers. However, because it is a private company, all of SOG's compensation decisions, including those for our executive officers, are made at the discretion of its managers.

        We had only two executive officers in 2011, Antonio R. Sanchez, III (our principal executive officer) and Michael G. Long (our principal financial officer) (together, the "2011 named executive officers"). Compensation paid or awarded by us in 2011, as reflected in the 2011 Summary Compensation Table below, reflects only the portion of compensation expense that was allocated to us pursuant to SOG's allocation methodology. As described below, the allocation methodology followed by SOG for fiscal 2011 differs from the allocation methodology that SOG will follow in the future due to the fact that, in the future, SOG will charge us pursuant to the terms of the services agreement, which we did not enter into until the end of fiscal 2011.

        For fiscal 2011, since we acquired assets from SEP I in connection with our formation, SOG allocated certain compensation costs for our 2011 named executive officers to us based on the relative capital spending levels of SEP I on the assets that it contributed to us in connection with our formation as compared to the assets that it retained. Mr. Long's compensation amounts in the 2011 Summary Compensation Table below reflect this allocation methodology. With respect to Mr. Sanchez, other than his bonus, SOG did not allocate any compensation costs to us for Mr. Sanchez because of Mr. Sanchez's significant contributions to the growth and development of members of the Sanchez Group, which contributions were in addition to his leadership of us. SOG did allocate the costs of both Messrs. Sanchez's and Long's bonuses to us in light of the direct benefits to us of their leadership roles in the successful completion of our initial public offering (the "IPO").

        For all future periods and pursuant to the terms of the services agreement, SOG will allocate to us the costs related to the salaries, benefits, bonuses and any other amounts to be paid to our executive officers based on the proportion of time that our executive officers spend working on our matters relative to those of members of the Sanchez Group. While the exact proportion of time that our executive officers spend working on our matters relative to those of members of the Sanchez Group will vary from year to year, we expect that each of our executive officers will spend approximately 75%-90% of their time working on our matters and we expect the costs that SOG charges to us to reflect this allocation of time.

2011 Summary Compensation Table

Name and Principal Position	Year	Salary	Bonus	Stock Awards(1)	All Other Compensation	Total
Antonio R. Sanchez, III President and Chief Executive Officer	2011	—	$350,000	—	—	$350,000
Michael G. Long Senior Vice President and Chief Financial Officer	2011	$119,738	$150,000	—	$3,418(2)	$273,156

(1)
Our Board adopted the Plan in connection with the completion of our IPO. No awards were made under the Plan in fiscal 2011. In the future, however, we expect that the compensation of our named executive officers will include a significant equity incentive compensation component. To that end, in January 2012, we awarded Messrs. Sanchez and Long 250,000 shares and 60,000 shares of restricted stock under our Plan, respectively, in recognition of their significant contributions to the successful completion of our IPO and to provide incentive awards to them that further align their interests with those of our stockholders. Mr. Sanchez's grant will vest pro-rata over a two-year period, and Mr. Long's grant will vest pro-rata over a three-year period (in each case, subject to certain forfeiture conditions and the accelerated vesting conditions described below).

Notwithstanding the two-year pro-rata vesting period for Mr. Sanchez's restricted stock, upon the occurrence of the following events, the shares of restricted stock will vest automatically: a Change of Control (as defined in the Plan), a Qualifying Termination (generally, a termination by the Company other than due to Mr. Sanchez's commission of, conviction for, or plea of guilty or nolo contendere to a felony, other material act or omission involving dishonesty or fraud, gross negligence or willful malfeasance), Constructive Termination (generally, the assignment of a duty or duties to Mr. Sanchez by the Board that are not commensurate with the position of Chief Executive Officer, the Board's material reduction in Mr. Sanchez's duties or any reduction in Mr. Sanchez's title or position as Chief Executive Officer) or Mr. Sanchez's death or Disability (as defined in the Plan).

Notwithstanding the three-year pro-rata vesting period for Mr. Long's restricted stock, upon the occurrence of a Change of Control, the shares of restricted stock will vest automatically. In addition, in the event of Mr. Long's death, the Committee (as defined in the Plan) may, but is not obligated to, accelerate the vesting of any or all of the shares of restricted stock.

(2)
"All Other Compensation" for Mr. Long consists of the 401(k) matching contribution costs allocated to us by SOG.

2011 Director Compensation

        For the 2011 fiscal year, in light of the fact that Mr. Sanchez was our only director from the date of our formation until the listing of our common stock on the NYSE in December 2011, we did not pay our directors any compensation for their services to us in fiscal 2011. We are currently in the process of developing a compensation package for our non-employee directors and expect it to consist of both cash and equity compensation. We do not expect to pay our directors who are also our officers any additional amounts for their service to us in their capacities as directors.

        In connection with the contemplated compensation package for our directors, in January 2012, we awarded 8,600 shares of restricted stock to Mr. Garcia. Mr. Garcia's grant will vest on the one year anniversary of his date of grant. Notwithstanding the one-year vesting period for Mr. Garcia's restricted stock, upon the occurrence of a Change of Control, the shares of restricted stock will vest automatically. In addition, in the event of Mr. Garcia's death, the Committee may, but is not obligated to, accelerate the vesting of any or all of the shares of restricted stock.

CORPORATE GOVERNANCE

Board Composition

        Our certificate of incorporation and by-laws provide that the number of our directors shall be fixed from time to time pursuant to a resolution adopted by our Board. We currently have three directors: Messrs. Sanchez, Garcia and Colvin.

        Our Board consists of a single class of directors each serving one year terms. Pursuant to our by-laws, once SEP I, our controlling stockholder, and its affiliates no longer beneficially own more than 50% of the outstanding shares of our common stock, our Board will be divided into three classes of directors, with each class as nearly equal in number as possible, serving staggered three year terms (other than directors who may be elected by holders of preferred stock, if any).

Board Leadership Structure

        The Board recognizes that one of its key responsibilities is to evaluate and determine its optimal leadership structure so as to provide independent oversight of management. The Board understands that the optimal Board leadership structure may vary as circumstances warrant. Consistent with this understanding, non-management directors consider the Board's leadership structure on an annual basis.

        The Board has determined that the optimal Board leadership structure for us is served by the role of Chairman of the Board being held by our Chief Executive Officer, Mr. Sanchez. Our Board has determined that this leadership structure is optimal for us because it believes that having one leader serving as both the Chairman and Chief Executive Officer provides decisive, consistent and effective leadership. Since our Board consists of only three directors, two of whom are independent, we do not presently have a lead independent director.

Director Independence

        We have availed ourselves of the "controlled company" exception under the New York Stock Exchange ("NYSE") rules, which exempts us from the requirements that a listed company must have a majority of independent directors on its board of directors and that its compensation and nominating and corporate governance committees be composed entirely of independent directors.

        In any event, our Board has determined that Messrs. Garcia and Colvin are "independent directors" as defined by the NYSE rules and Rule 10A-3 of the Securities Exchange Act of 1934, as amended ("Exchange Act"). There are no family relationships among any of our executive officers, directors or nominees for director.

        SEP I currently owns shares of our common stock sufficient to elect all of the members of the Board without the approval of any other stockholder.

 Board's Role in Risk Oversight

        Management, which is responsible for day-to-day risk management, conducts a risk assessment of our business annually. The risk assessment process is global in nature and identifies and assesses our risks, as well as steps to mitigate and manage the risks, which may be financial, operational or strategic in nature.

        The results of each risk assessment are reviewed with the Audit Committee. The centerpiece of the assessment is a discussion of our key risks, which includes a review of the potential magnitude and likelihood of each risk, the personnel responsible for managing each risk and management's initiatives to manage and mitigate each risk. Because overseeing risk is an ongoing process and inherent in our strategic decisions, the Board also discusses risk throughout the year at other meetings in relation to specific proposed actions.

        The Board currently considers specific risk topics, including risks associated with our strategic plan, our exploratory drilling program, our capital structure and other operational activities. Further, the Board is routinely informed by management of developments that could affect our risk profile or other aspects of our business.

Meetings of the Board of Directors

        Because we were formed in August 2011 and had only one director until our listing on the NYSE in December 2011 in connection with the closing of our IPO, we did not hold any Board meetings in fiscal 2011 and took action by unanimous written consent four times. As permitted by the NYSE listing standards for "controlled companies," our only standing committee currently is our Audit Committee, which was formed in December 2011 in connection with the closing of our IPO and therefore did not hold any meetings in 2011 or take any actions by written consent in 2011. As described below under "Compensation and Nominating Functions of the Board of Directors," the functions of a nominating and a compensation committee are performed by our Board.

        While we do not have a formal policy with respect to director attendance at the annual meetings of our stockholders, we generally expect that our directors will attend the annual meetings.

Communications with the Board of Directors

        Stockholders and other interested parties may communicate directly with our independent directors by sending a written communication in an envelope addressed to: Sanchez Energy Corporation, Board of Directors (Independent Members), c/o Secretary, 1111 Bagby Street, Suite 1600, Houston, Texas 77002.

        Stockholders and other interested parties may communicate directly with the full Board by sending a written communication in an envelope addressed to: Sanchez Energy Corporation, Board of Directors, c/o Secretary, 1111 Bagby, Suite 1600, Houston, Texas 77002.

Committees of the Board of Directors

        As permitted by the NYSE listing standards for "controlled companies," currently our only standing committee is our Audit Committee. We may have such other committees as the Board shall determine from time to time. Our Audit Committee has the composition and responsibilities described below.

Audit Committee

        Our Audit Committee currently consists of a total of three directors, Messrs. Garcia (Chair) and Colvin, each of whom the Board has determined to be an "independent director" as defined by the

NYSE rules and Rule 10A-3 of the Exchange Act, and one non-independent director, Mr. Sanchez. The Board has determined that each member of the Audit Committee is "financially literate" as required by the NYSE rules. Additionally, the Board has determined that Mr. Garcia is an "Audit Committee Financial Expert" as defined by the Exchange Act. Stockholders should understand that this designation is a disclosure requirement of the SEC related to Mr. Garcia's experience and understanding with respect to certain accounting and auditing matters. The designation does not impose upon Mr. Garcia any duties, obligations or liability that are greater than are generally imposed on him as a member of the Audit Committee and the Board, and his designation as an audit committee financial expert pursuant to this SEC requirement does not affect the duties, obligations or liability of any other member of the Audit Committee or the Board.

        As required by the NYSE listing standards, we expect to have a fully independent Audit Committee with a minimum of three members by December 13, 2012, the one year anniversary of the effective date of the registration statement relating to our IPO. As our Audit Committee is currently comprised of a majority of independent directors, we do not believe that our reliance on these transition rules affects our Audit Committee's ability to act independently. Our Audit Committee is authorized to:

  •
  approve and retain the independent auditors to conduct the annual audit of our books and records;

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  review the proposed scope and results of the audit;

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  review and pre-approve the independent auditors' audit and non-audit services rendered;

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  approve the audit fees to be paid;

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  review accounting and financial controls with the independent auditors and our financial and accounting staff;

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  review and approve transactions between us and our directors, officers and affiliates;

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  recognize and prevent prohibited non-audit services;

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  establish procedures for complaints received by us, including regarding accounting matters;

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  review our policies and practices with respect to risk assessment and risk management;

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  approve any off-balance sheet financial activities;

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  oversee internal audit functions; and

  •
  prepare the report of the Audit Committee that SEC rules require to be included in this Proxy Statement.

        The Audit Committee's responsibilities are set forth in its charter which was approved by the Board on December 13, 2011 and is reviewed annually. The charter is available on our website at www.sanchezenergycorp.com. The information on our website is not incorporated by reference into this Proxy Statement.

Compensation and Nominating Functions of the Board of Directors

        We do not have a compensation committee or charter. Because we are a "controlled company" under the NYSE listing standards, this committee is not required by the NYSE listing standards. Furthermore, our Board has determined that it is appropriate not to have this committee at this time because, pursuant to the services agreement described under "Transactions with Related Persons," SOG has responsibility and authority for the compensation related decisions for our executive officers and directors, and we bear an allocated portion of SOG's costs of providing compensation and benefits to the persons who serve as our executive officers and directors. Consequently, we do not have control over such costs and do not establish or direct the compensation policies or practices of SOG. Awards under our Plan are made by our Board. However, since our Board currently consists of only three directors, it has determined that it can appropriately administer awards under our Plan.

        We also do not have a nominating committee or charter as they are not required by the NYSE listing standards for "controlled companies" and because our Board currently consists of only three directors. Our entire Board participates in the consideration of director nominees. It has been our practice that our Chairman, Antonio R. Sanchez, III, recommends to our entire Board candidates for nomination to the Board. Our Board may also solicit ideas for possible candidates from a number of sources, including our executives, individuals personally known to members of the Board and executive search firms.

        In evaluating candidates for director, our Board seeks directors who will best represent the long-term interests of our stockholders. The Board's view is that all directors should possess the highest personal and professional ethics, integrity and values. In evaluating the suitability of the candidates, the Board takes into consideration such factors as it deems appropriate. These factors may include, among other things, issues of character, judgment, independence, age, expertise, diversity of experience, absence of conflicts of interest, length of service and other commitments. Our Board evaluates these factors, among others, and considers each individual candidate in the context of the current perceived needs of our Board as a whole and of any committees of the Board. Although we do not have a formal diversity policy, our Board does consider diversity in evaluating candidates for Board membership. Our Board's objective in choosing candidates is to assemble membership for our Board as a whole as well as any committees of the Board that represents diverse viewpoints that will guide the Company effectively in pursuit of its strategic goals.

        Although the Board does not have a formal policy with regard to the consideration of any director candidates recommended by stockholders, the Board will consider recommendations from stockholders of potential candidates for service on the Board. See "Stockholder Proposals" below for a description of the process by which stockholders may nominate directors for consideration by the Board.

Compensation Committee Interlocks and Insider Participation

        As described above, the compensation decisions regarding our executive officers, other than awards under our Plan, are made by SOG. Mr. Sanchez, the Company's President and Chief Executive Officer, is also the President of SOG. None of our executive officers serves, or has served, during the last completed fiscal year, on the compensation committee or board of directors of any other company that has one or more executive officers serving on our Board.

Code of Business Conduct and Ethics

        The Board has adopted a Code of Business Conduct and Ethics applicable to our employees, directors and officers, in accordance with the applicable rules of the SEC and the corporate governance rules of the NYSE. Any waiver of this code may be made only by our Board. In accordance with the rules of the SEC and the corporate governance rules of the NYSE, we will provide any person, without charge and upon request, with a copy of our Code of Business Conduct and Ethics. Requests should be directed to us at 1111 Bagby Street, Suite 1600, Houston, Texas 77002, Attention: Secretary. The Code of Business Conduct and Ethics is also available on our website at www.sanchezenergycorp.com. The information on our website is not incorporated by reference into this Proxy Statement. We will disclose any amendments to or waivers of the Code of Business Conduct and Ethics on our website at www.sanchezenergycorp.com.

Corporate Governance Guidelines

        The Board has adopted corporate governance guidelines in accordance with the corporate governance rules of the NYSE. In accordance with the corporate governance rules of the NYSE, we will provide any person, without charge and upon request, with a copy of our corporate governance guidelines. Requests should be directed to us at 1111 Bagby Street, Suite 1600, Houston, Texas 77002, Attention: Secretary. The corporate governance guidelines are also available on our website at www.sanchezenergycorp.com. The information on our website is not incorporated by reference into this Proxy Statement. We will disclose any amendments to the corporate governance guidelines on our website www.sanchezenergycorp.com.

AUDIT COMMITTEE REPORT

        The information contained in this Audit Committee Report and references in this Proxy Statement to the independence of the Audit Committee members shall not be deemed to be "soliciting material" or to be "filed" with the SEC, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933, as amended, or the Exchange Act, except to the extent that the Company specifically incorporates such information by reference in such filing.

        During the last fiscal year, and in preparation for the filing with the SEC of the Company's Annual Report on Form 10-K for the year ended December 31, 2011, the Audit Committee:

  •
  reviewed and discussed the Company's audited consolidated financial statements as of and for the year ended December 31, 2011 with management;

  •
  discussed with BDO USA, LLP, the Company's independent registered public accounting firm, the matters required to be discussed by the Statement on Auditing Standards No. 61, as amended, as adopted by the Public Company Accounting Oversight Board in Rule 3200T;

  •
  received the written disclosures and the letter from BDO USA, LLP required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accounting firm's communications with the Audit Committee concerning independence, and discussed with BDO USA, LLP its independence from the Company; and

  •
  based on the reviews and discussions referred to above, recommended to the Board that the audited consolidated financial statements referred to above be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2011.

        Notwithstanding the foregoing actions and the responsibilities set forth in the Audit Committee's charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company's consolidated financial statements are complete and accurate and in accordance with generally accepted accounting principles. Management is responsible for the Company's financial reporting process and for the preparation of consolidated financial statements in accordance with accounting principles generally accepted in the United States. The independent registered public accountants are responsible for expressing an opinion on those financial statements. Committee members are not employees of the Company or accountants or auditors by profession. Therefore, the Audit Committee has relied, without independent verification, on management's representation that the consolidated financial statements have been prepared with integrity and objectivity and in conformity with accounting principles generally accepted in the United States and on the representations of the independent registered public accountants included in their report on the Company's consolidated financial statements.

        The Audit Committee meets regularly with management and the independent auditors, including private discussions with the independent registered public accountants, and receives the communications described above. Our considerations and discussions with management and the independent registered public accountants do not assure that the Company's consolidated financial statements are presented in accordance with generally accepted accounting principles or that the audit of the Company's consolidated financial statements has been carried out in accordance with generally accepted auditing standards.

Audit Committee of The Board of Directors
Gilbert A. Garcia, Chairman Antonio R. Sanchez, Member Greg Colvin, Member

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The following table sets forth certain information regarding the beneficial ownership of common stock as of April 16, 2012 by (i) each person who is known by the Company to own beneficially more than five percent of the outstanding shares of common stock, (ii) each named executive officer of the Company, (iii) each director of the Company and (iv) all directors and executive officers as a group. Unless otherwise noted, the mailing address of each person or entity named below is 1111 Bagby Street, Suite 1600, Houston, Texas 77002.

Beneficial holders	Number of shares beneficially held	Percentage of beneficial ownership(1)
5% Stockholders:
Sanchez Energy Partners I, LP(2)	22,090,909	63.91%
Directors and Named Executive Officers:
Antonio R. Sanchez, III(2)(3)	22,340,909	64.63%
Michael G. Long(4)	60,000	*
Kirsten A. Hink(4)	9,000	*
Gilbert A. Garcia(4)	8,600	*
Greg Colvin	—	—
All directors and executive officers as a group (5 persons)	22,418,509	64.85%

*
Denotes less than 1% beneficially owned.

(1)
Total shares outstanding includes shares of restricted stock subject to forfeiture conditions.

(2)
These shares are owned directly by SEP I. SEP I is controlled by its general partner, SEP Management, which is a wholly owned subsidiary of SOG. SOG is managed by Antonio R. Sanchez, III and A. R. Sanchez, Jr. Each of SEP Management, SOG, Antonio R. Sanchez, III and A. R. Sanchez, Jr. may be deemed to share voting and dispositive power over the shares of common stock held by SEP I. Each of SEP Management, SOG, Antonio R. Sanchez, III and A. R. Sanchez, Jr. disclaims beneficial ownership of the shares of common stock held by SEP I except to the extent of his or its pecuniary interests therein. In addition to the shares over which he has shared voting and dispositive power, A. R. Sanchez, Jr. has sole voting and dispositive power over 350,000 shares of restricted common stock. In addition to the shares over which he has shared voting and dispositive power, Antonio R. Sanchez, III has sole voting and dispositive power over 250,000 shares of restricted common stock.

(3)
Includes 250,000 shares of restricted common stock.

(4)
Consists of shares of restricted common stock.

 SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        The executive officers and directors of the Company and persons who own more than 10% of the Company's common stock are required to file reports with the SEC, disclosing the amount and nature of their beneficial ownership in common stock, as well as changes in that ownership. Based solely on its review of reports and written representations that the Company has received, the Company believes that all required reports were timely filed during 2011, except that one report on Form 4 was filed one day late on December 22, 2012 for the group consisting of SEP I, A. R. Sanchez, Jr., SOG and SEP Management, and one report on Form 4 was filed one day late on December 22, 2012 for Antonio R. Sanchez, III.

TRANSACTIONS WITH RELATED PERSONS

        A "Related Party Transaction" is a transaction, arrangement or relationship in which we or any of our subsidiaries was, is or will be a participant, the amount of which involved exceeds $120,000, and in which any related person (as defined below) had, has or will have a direct or indirect material interest. A "related person" means:

  •
  any person who is, or at any time during the applicable period was, one of our executive officers or one of our directors or is currently one of our nominees for director;

  •
  any person who is known by us to be the beneficial owner of more than 5% of our common stock;

  •
  any immediate family member of any of the foregoing persons, which means any child, stepchild, parent, stepparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law or sister-in-law of a director, director nominee, executive officer or a beneficial owner of more than 5% of our common stock, and any person (other than a tenant or employee) sharing the household of such director, director nominee, executive officer or beneficial owner of more than 5% of our common stock;

  •
  any entity in which any of the foregoing persons serves as an executive officer or principal or in a similar position, or, in the case of a partnership, serves as a general partner or holds any position other than that of a limited partner;

  •
  any entity in which any of the foregoing persons owns, together with all other foregoing persons, 10% or more of the equity interest, or in the case of a partnership, 10% or more of an interest; or

  •
  any entity in which any of the foregoing persons is employed if (a) the person is directly involved in the negotiation of the Related Party Transaction or will have or share primary responsibility at such entity for the performance of the Related Party Transaction, or (b) the person's compensation from the entity is directly tied to the Related Party Transaction.

        Historically, Related Party Transactions were reviewed by our Board without any formal policies or procedures being in place. In connection with the completion of our IPO, our Board adopted a written related party transactions policy for purposes of identifying, reviewing, assessing and approving Related Party Transactions. We believe that our related party transactions policy's more detailed processes for identifying, reviewing, assessing and approving Related Party Transactions is a preferable method for dealing with Related Party Transactions as a public company going forward.

        Pursuant to our related party transactions policy, the Audit Committee reviews all material facts of all Related Party Transactions and either approves or disapproves entry into the Related Party

Transaction, subject to certain limited exceptions. In determining whether the Related Party Transaction is fair to the Company, the Audit Committee takes into account, among other factors, the following:

  •
  whether there is an appropriate business justification for the transaction;

  •
  the benefits that accrue to the Company as a result of the transaction;

  •
  whether the transaction is on terms no less favorable than terms generally available to an unaffiliated third-party under the same or similar circumstances;

  •
  the impact of the transaction on a director's independence (in the event the related person is a director, an immediate family member of a director or an entity in which a director is a partner, shareholder or executive officer);

  •
  the extent of the related person's interest in the transaction;

  •
  the availability of other sources for comparable products or services;

  •
  whether it is a single transaction or a series of ongoing, related transactions; and

  •
  whether entering into the transaction would be consistent with the Code of Business Conduct and Ethics.

        Our related party transaction policy also requires that all Related Party Transactions required to be disclosed in our filings with the SEC be so disclosed in accordance with applicable laws, rules and regulations. There were no Related Party Transactions since the beginning of our last fiscal year that are required to be reported in "Transactions with Related Persons" where the procedures described above did not require review, approval or ratification or where these procedures were not followed.

        On January 6, 2012, we made the following grants of restricted stock to Messrs. A. R. Sanchez, Jr., the Chairman of the Board of Directors of SOG and father of Antonio R. Sanchez, III, our President and Chief Executive Officer, Eduardo A. Sanchez, the managing member of Sanchez Capital Advisors, LLC, an affiliate of SOG, and brother of Antonio R. Sanchez, III, and Patricio D. Sanchez, the Executive Vice President of SOG and brother of Antonio R. Sanchez, III: 350,000 shares, 250,000 shares and 250,000 shares, respectively. Each of these grants is subject to a two year pro-rata vesting requirement, and the grants were valued at approximately $6,149,500, $4,392,500 and $4,392,500, respectively, on the date of the grants. These awards were made in recognition of the importance of our relationship with SOG as this relationship relates to both our formation and our future: our key assets, our Eagle Ford properties, were originally identified and acquired by SOG and the successful completion of our IPO would not have been possible without the contributions of various members of the Sanchez Group. Moreover, it is the members of the Sanchez Group (including individual members of the Sanchez family) who continue to maintain and develop the relationships with South Texas landowners that are critical to our growth, and it is these relationships that we will need to leverage to acquire new properties in a very competitive environment for the acquisition of oil and gas assets. Our Board also believes that these grants will further align the economic interests of the managers of SOG with ours, which we believe will benefit all of our stockholders.

        The description below of agreements with various members of the Sanchez Group and our directors and executive officers is a summary and, with respect to each such agreement, is qualified by reference to the terms of the agreement, each of which was filed as an exhibit to our Annual Report on Form 10-K for the fiscal year ended December 31, 2011. We encourage you to read the full text of these agreements. These agreements have been negotiated among affiliated parties and, consequently, are not the result of arms' length negotiations. The prices and other terms of these agreements may be less favorable to us than those we could have obtained in arm's-length negotiations with unaffiliated third parties for similar services or under similar agreements.

        In connection with the closing of our IPO, on December 19, 2011, we entered into a Contribution, Conveyance and Assumption Agreement (the "Contribution Agreement") with SEP I pursuant to which SEP I contributed 100% of its limited liability company interests in SEP Holdings III, LLC ("SEP Holdings III"), its wholly owned subsidiary (which owns interests in unconventional oil and natural gas assets consisting of undeveloped leasehold, proved oil and natural gas reserves and related equipment and other assets), to us in exchange for a cash payment of $50 million and the issuance by us of 22,090,909 shares of our common stock. The Contribution Agreement contains covenants, representations and warranties with respect to SEP Holdings III that are customary for acquisitions in the oil and natural gas industry. However, almost all of the representations, warranties and covenants in the agreement terminated at the closing of the IPO (with the exception of certain fundamental representations and warranties) and the substantially concurrent acquisition of 100% of the limited liability company interests of SEP Holdings III.

        Subject to certain exceptions, the Contribution Agreement contains a general release under which we released SEP I and its affiliates, successors and assigns, and SEP I released us and our affiliates, successors and assigns from any liabilities arising from events between us and our affiliates, on one hand, and SEP I and its affiliates, on the other, occurring on or before the closing of our IPO. Subject to certain caps and deductibles, we are entitled under the Contribution Agreement to indemnification for certain liabilities, and are required to indemnify SEP I for certain liabilities.

        Concurrently with the closing of our IPO, we entered into a services agreement with SOG pursuant to which specified employees of SOG, including our executive officers, provide certain services to us with respect to our business under the direction, supervision and control of SOG. We compensate SOG for the provision of services to us, including those provided by our executive officers, at a price equal to SOG's cost of providing such services, including all direct costs and indirect administrative and overhead costs (including the allocable portion of salary, bonus, incentive compensation and other amounts paid to persons that provide the services on SOG's behalf) allocated in accordance with SOG's regular and consistent accounting practices, including for any such costs arising from amounts paid directly by other members of the Sanchez Group on SOG's behalf or borrowed by SOG from other members of the Sanchez Group, in each case in connection with the performance by SOG of services on our behalf. We also reimburse SOG for sales, use or other taxes, or other fees or assessments imposed by law in connection with the provision of services to us (other than income, franchise or margin taxes measured by SOG's net income or margin and other than any gross receipts or other privilege taxes imposed on SOG) and for any costs and expenses arising from or related to the engagement or retention of third party service providers. Since we were formed in August 2011 and our IPO did not close until December 19, 2011, for the fiscal year ended December 31, 2011, we reimbursed SOG approximately $239,717 for the provision of services to us. For the twelve months ending December 31, 2012, we estimate that we will be required to reimburse SOG approximately $7.5 million for administrative and overhead expenses, including incremental costs and expenses we will incur as a result of being a publicly traded corporation.

        In connection with the services agreement, we entered into a licensing agreement with SOG pursuant to which it granted to us a license to the unrestricted proprietary seismic, geological and geophysical information related to our properties owned by SOG, and all such information related to our properties not otherwise licensed to us is to be interpreted and used by SOG for our benefit under the licensing agreement. In addition, also in connection with the services agreement, SOG entered into a contract operating agreement under which it agreed to develop, manage and operate our properties or engage a responsible unaffiliated industry operator and joint owner for such development, management and operation. No costs, fees or other expenses are payable by us under these agreements to the extent that they are included in the fee payable to SOG under the services agreement. The licensing agreement and contract operating agreement terminate concurrently with the termination or expiration of the services agreement.

        Under the services agreement, we are entitled to indemnification for certain liabilities, and are required to indemnify SEP I for certain liabilities. SOG is required to indemnify us for third party infringement or misappropriation claims relating to the services performed by SOG or the data or other information provided to us or used by SOG in connection with the services, the licensing agreement or our operations based on the services provided by SOG. We, on the other hand, are otherwise required to indemnify SOG and its affiliates from liabilities relating to the services or products provided to us by SOG or our agreements with SOG, to the extent not directly caused by the gross negligence or willful misconduct of SOG or its affiliates. The initial term of the services agreement is five years. The term automatically extends for additional 12-month periods unless either party provides 180 days written notice otherwise prior to the expiration of the applicable 12-month period. Either party may terminate the agreement at any time upon 180 days written notice.

        In connection with the Contribution Agreement and the closing of our IPO, we entered into a registration rights agreement with SEP I. The shares of our common stock held at any time by SEP I or, subject to compliance with the assignment provisions of the agreement, any other person that is the beneficial owner of our common stock as a result of the sale, assignment or other transfer of such common stock originally issued by us to SEP I are referred to as "Registrable Securities." Under the registration rights agreement, SEP I and its transferees were granted certain demand, piggyback and Form S-3 registration rights relating to the resale of Registrable Securities pursuant to which we are required to use our best efforts to effect the registration of such Registrable Securities on the applicable form or to include such Registrable Securities in such registration or offering on the same terms and conditions as such other securities being registered, as applicable. These registration rights are subject to conditions and limitations, including the lock-up agreements described in the registration statement on Form S-1 relating to our IPO, the total number of demand registrations that we are required to effect, the right of the managing underwriter or underwriters to limit the number of shares to be included in a registration and our right to delay or withdraw a registration statement under specified circumstances. We are to pay all expenses relating to any demand, piggyback or Form S-3 registration, except for any underwriter or brokers' discounts or commissions. We also agreed to indemnify the holders of Registrable Securities with respect to certain liabilities under the securities laws in connection with registrations pursuant to the registration rights agreement.

        In connection with the closing of the IPO and the appointment of our executive officers and directors, we entered into indemnification agreements with each of our directors and executive officers. These indemnification agreements require us to, among other things, indemnify these individuals against certain liabilities that may arise in connection with their status or service as one of our directors or executive officers or in their capacity at other specified entities at which they serve at our request and to advance their expenses incurred as a result of any proceeding for which they may be entitled to indemnification. These indemnification agreements are intended to provide indemnification rights to the fullest extent permitted under the Delaware General Corporation Law and are in addition to any other rights these individuals may have under our organizational documents or applicable law.

ITEM TWO.    AMENDMENT OF THE COMPANY'S 2011 LONG TERM INCENTIVE PLAN

        On April 16, 2012, our Board unanimously adopted a resolution approving, subject to approval by our stockholders, the Plan Amendment. As described below, the Plan Amendment increases the number of shares available for awards under the Plan.

        Currently, the Plan provides that the number of shares that may be delivered pursuant to awards is limited to 12% of our issued and outstanding shares of common stock immediately following the completion of our IPO and that the maximum number of shares deliverable under the Plan automatically increases to 12% of the issued and outstanding shares of common stock immediately after each issuance of common stock, unless our Board determines to increase the maximum number of shares of common stock deliverable by a lesser amount. For the reasons explained below, our Board believes that the number of shares that may be delivered pursuant to awards under the Plan should be increased to 15% of our issued and outstanding shares of common stock immediately following the completion of our IPO and that the maximum number of shares deliverable under the Plan should automatically increase to 15% of the issued and outstanding shares of common stock immediately after each issuance of common stock, unless our Board determines to increase the maximum number of shares of common stock deliverable by a lesser amount. As of December 31, 2011, the number of shares available for awards under the Plan was 3,960,000 shares. Pursuant to the Plan Amendment, the number of shares available for awards under the Plan would be increased to 4,950,000 shares. As of the record date, 1,567,200 shares of restricted stock were granted under the Plan.

        Our Board believes that the Plan Amendment is in the best interests of, and will provide long-term advantages to, us and our stockholders and recommends its approval by our stockholders. In addition to further aligning the interests of our executive officers with those of our stockholders, our Board believes that compensation to our executive officers in the form of equity incentive awards under the Plan allows the Company to preserve cash that can be used for growing our business through the Company's capital expenditure program while allowing the Company to maintain a compensation package for its executive officers that is competitive with those of its peers. Furthermore, in light of our Board's expectations about the future growth rate of our Company, our Board believes that being able to provide a compensation package to our executive officers that is weighted towards equity incentives is critical to the Company's strategic plans. In addition, our Board believes that providing employees of SOG and other members of the Sanchez Group equity incentive awards provides an incentive to them to help grow our business since we do not have any employees of our own. Furthermore, and to the extent that we do hire employees of our own in the future to supplement the services provided by members of the Sanchez Group to us, our Board believes that the Company will be better able to attract high quality employees if the Company can provide them with incentive grants upon their hiring. The Board believes that the Company's growth prospects will be enhanced if its incentive program is viewed as attractive by prospective employees because it provides potential upside in the connection with the success of the Company.

        Our Board believes that the number of shares of common stock currently available for issuance under the Plan is insufficient in view of our compensation goals described above, which emphasize a significant equity component to the compensation of our executive officers so that our executive officers are incentivized to grow our business and we retain cash to enable our Company to grow under the direction and management of our executive officers. Our Board believes that these goals can be most efficiently achieved by increasing the number of shares available for awards under the Plan and, after careful deliberation, our Board has adopted the Plan Amendment, subject to stockholder approval.

        The principal terms and provisions of the Plan, as proposed to be amended, are summarized below. The summary, however, is not intended to be a complete description of all the terms of the Plan and is qualified in its entirety by reference to the complete text of the Plan, as proposed to be amended and restated, which is included in Appendix A to this Proxy Statement, in which we have shown the changes resulting from the proposed Plan Amendment, with deletions indicated by strikeouts and additions indicated by underlining.

Summary of the Plan

  Administration

        The Plan authorizes the Board, or a committee as may be appointed by the Board, to grant options, stock appreciation rights, restricted stock, phantom stock, other stock-based awards or stock awards, or any combination thereof. The Board has not appointed a committee or otherwise delegated its authority to administer the Plan, thus the Board currently acts as administrator. The Board will select the recipients of these awards, determine the number of shares covered thereby, and, subject to the terms and limitations expressly set forth in the Plan, establish the terms, conditions and other provisions of the grants.

  Shares Available for Issuance

        As described above, the Plan currently provides that the number of shares that may be delivered pursuant to awards is limited to 12% of our issued and outstanding shares of common stock immediately following the completion of our IPO and that the maximum number of shares deliverable under the Plan automatically increases to 12% of the issued and outstanding shares of common stock immediately after each issuance of common stock, unless our Board determines to increase the maximum number of shares of common stock deliverable by a lesser amount. The Plan Amendment increases the number of shares that may be delivered pursuant to awards under the Plan to 15% of our issued and outstanding shares of common stock immediately following the completion of our IPO and provides for the maximum number of shares deliverable under the Plan to automatically increase to 15% of the issued and outstanding shares of common stock immediately after each issuance of common stock, unless our Board determines to increase the maximum number of shares of common stock deliverable by a lesser amount.

        With respect to any "equity restructuring" event that could result in an additional compensation expense to the Company pursuant to the provisions of Financial Accounting Standards Board Accounting Standards Codification Topic 718—Stock Compensation ("FASB ASC Topic 718"), if adjustments to awards with respect to such event were discretionary, the Board will equitably adjust the number and kind of shares and the price per share subject to the outstanding awards to equitably reflect such restructuring event. With respect to any other similar event that would not result in a FASB ASC Topic 718 accounting charge if the adjustment to awards with respect to such event were subject to discretionary action, the Board has discretion to adjust awards. If an award granted under the Plan is forfeited, cancelled, exercised, paid, or otherwise terminates or expires without having been fully exercised or without the issuance of all the shares subject to the award, the shares covered by such award will again be available for use under the Plan.

  Eligibility

        Awards may be made to any director or consultant of the Company or any employee of the Company, a subsidiary of the Company or a member of the Sanchez Group. As of the record date, there were approximately 78 employees and two non-employee directors eligible to participate in the Plan.

  Types of Awards

        Under the terms of the Plan, the Board can grant any of the following awards, or a combination thereof.

        Stock Options.    A stock option is a right to buy a specified number of shares of our common stock at a specified exercise price during a specified period of time. The Board will set option exercise prices and terms, except that, subject to certain exceptions, the exercise price of an option must be at least 100% of the fair market value of the common stock subject to that option on the date of grant. At the time of grant, the Board in its sole discretion will determine when stock options are exercisable and when they expire.

        Stock Appreciation Rights.    A stock appreciation right is an award of the right at some specified time in the future to receive a payment equal to the appreciation in the value of a certain number of shares of common stock. The Board will set stock appreciation right strike prices and terms, except that, subject to certain exceptions, the strike price of a stock appreciation right must be at least 100% of the fair market value of the common stock subject to that stock appreciation right on the date of grant. At the time of grant, the Board in its sole discretion will determine when stock appreciation rights are exercisable and when they expire. In general, a stock appreciation right is settled in common stock, cash, or a combination thereof. Upon exercise of a stock appreciation right, the holder is entitled to receive an amount equal to the number of shares of common stock subject to the stock appreciation right that are being exercised multiplied by the excess, if any, of the fair market value of one share of common stock on the exercise date over the strike price, less any applicable withholdings.

        Restricted Stock.    Restricted stock is common stock that is subject to forfeiture if certain conditions are not met. At the time of grant and as will be set forth in the award agreement, the Board determines when and the conditions under which the restricted stock may become vested or forfeited, and the restricted stock will remain nontransferable and forfeitable until such time. The Board may provide for accelerated vesting upon the death or disability of the holder, the achievement of specified performance goals or other events.

        Phantom Stock.    Phantom stock is notional shares that upon vesting entitle the holder to receive common stock or an amount of cash equal to the fair market value of such common stock, as determined by the Board. Phantom stock is also subject to forfeiture if certain conditions are not met. At the time of grant and as will be set forth in the award agreement, the Board determines when and the conditions under which the phantom stock may become vested or forfeited, and the phantom stock will remain nontransferable and forfeitable until such time. The Board may provide for accelerated vesting upon the death or disability of the holder, the achievement of specified performance goals or other events.

        Other Stock-Based Awards.    Other stock-based awards are awards denominated or payable in, valued in or otherwise based on or related to shares of common stock, in whole or in part, that the Board may issue, either alone or in tandem with other awards, under such terms and conditions as the Board may determine. Upon vesting, other stock-based awards may be paid in cash, shares of common stock (including restricted stock) or any combination thereof as set forth in the applicable award agreement.

        Stock Awards.    A stock award is a grant of a share of common stock that is not subject to forfeiture.

  Amendment and Termination of the Plan

        The Board may amend, alter, suspend, discontinue or terminate the Plan, except that if any applicable statute, rule or regulation requires stockholder approval with respect to any amendment of the Plan, then to the extent so required, stockholder approval will be obtained. The Plan terminates on November 25, 2021 unless earlier terminated by the Board or unless all shares available under the Plan have been issued.

 Equity Compensation Plan Information

        The following table gives aggregate information under all equity compensation plans of the Company as of April 16, 2012.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants, and Rights	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (A))
	(A)	(B)	(C)
Equity compensation plans approved by security holders	N/A	N/A	N/A
Equity compensation plans not approved by security holders	—	N/A	2,392,800(1)
Total	—	N/A	2,392,800

(1)
The maximum number of shares that may be delivered pursuant to the Plan is currently limited to 12% of our issued and outstanding shares of common stock. This maximum amount currently automatically increases to 12% of the issued and outstanding shares of common stock immediately after each issuance by us of our common stock, unless our Board determines to increase the maximum number of shares of common stock by a lesser amount.

Federal Income Tax Consequences

        The following is a summary of the material U.S. federal income tax consequences to the Company and to recipients of certain awards under the Plan. The summary is based on the Internal Revenue Code (the "Code") and the U.S. Treasury regulations promulgated thereunder in effect as of the date of this Proxy Statement, all of which may change with retroactive effect. The summary is not intended to be a complete analysis or discussion of all potential tax consequences that may be important to recipients of awards under the Plan.

        Nonqualified Stock Options.    A recipient will not have any income at the time a nonqualified stock option is granted, nor will the Company be entitled to a deduction at that time. When a nonqualified stock option is exercised, the recipient generally will recognize ordinary income (whether the option price is paid in cash or by surrender of shares of common stock) in an amount equal to the excess of the fair market value of the shares to which the option exercise pertains over the option price.

        Stock Appreciation Rights.    A recipient will not have any income at the time a stock appreciation right is granted, nor will the Company be entitled to a deduction at that time. When a stock appreciation right is exercised, the recipient generally will recognize ordinary income in an amount equal to any cash and the fair market value of any shares of common stock received.

        Restricted Stock.    A recipient generally will not recognize any income at the time an award of restricted stock is granted. Instead, the recipient will recognize ordinary income at the time of vesting or payout in an amount equal to the fair market value (on the vesting or payout date) of the shares or cash received minus any amount paid. However, pursuant to Section 83(b) of the Code, the recipient can file an election with the Internal Revenue Service to immediately recognize income upon the grant of the restricted stock award in an amount equal to the fair market value on the grant date minus any amount paid. Any subsequent gain or loss recognized upon disposition of shares vested pursuant to a restricted stock award by a recipient who made an effective 83(b) election will be either long or short term capital gain or loss depending on the holding period.

        Phantom Stock.    A recipient generally will not recognize any income at the time an award of phantom stock is granted. Instead, the recipient will recognize ordinary income at the time of payout or the subsequent lapse of any restrictions, depending on the nature of the restrictions, if any, imposed on the shares. The income will be in an amount equal to the fair market value (on the payout date or date the restrictions lapse, if applicable) of the shares or cash received. Tax consequences may vary depending on the terms of the phantom stock award. While it is possible to defer the delivery of shares of common stock or cash beyond the restricted period and thus delay taxation of phantom stock until the time of distribution, any such deferral is subject to and must comply with or be exempt from the requirements of Sections 409A and 457A of the Code.

        Other Stock-Based Awards and Stock Awards.    Assuming the other stock-based award or stock award is unrestricted, the recipient will be taxed on the other stock-based award or stock award in the year in which he or she received the award. The recipient will be taxed on the aggregate fair market value of the shares of common stock distributed.

        Income Tax Consequences to the Company.    The Company generally will be entitled to a tax deduction in connection with an award under the Plan in an amount equal to the ordinary income realized by a participant and at the time the participant recognizes such income, provided that the deduction is not disallowed by Section 162(m) or otherwise limited by the Code.

Recommendation of our Board of Directors

        The Board unanimously recommends that stockholders vote FOR the proposed Plan Amendment to increase the number of shares issuable from the current 12% of outstanding shares to 15% of outstanding shares.

ITEM THREE.    RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

        The Audit Committee of the Board has selected BDO USA, LLP as the independent auditors of the Company for 2012. BDO USA, LLP has audited the Company's consolidated financial statements since its inception on August 22, 2011.

        The Board is submitting the selection of BDO USA, LLP for ratification at the Annual Meeting. The submission of this matter for approval by stockholders is not legally required, but the Board and the Audit Committee believe the submission provides an opportunity for stockholders through their vote to communicate with the Board and the Audit Committee about an important aspect of corporate governance. If the stockholders do not ratify the selection of BDO USA, LLP, the Audit Committee will reconsider the selection of that firm as the Company's auditors.

        The Audit Committee has the sole authority and responsibility to retain, evaluate and replace the Company's auditors. The stockholders' ratification of the appointment of BDO USA, LLP does not limit the authority of the Audit Committee to change auditors at any time.

Audit and Other Fees

        The table below sets forth the aggregate fees billed by BDO USA, LLP, the Company's independent registered public accounting firm, for the fiscal years presented:

Fiscal Year	Audit Fees(1)	Audit-Related Fees(2)	Tax Fees(3)	All Other Fees(4)
Fiscal year ended December 31, 2011	$490,247	—	$15,416	—
Fiscal year ended December 31, 2010	$101,727	—	—	—

(1)
Audit fees consist primarily of fees incurred for professional services rendered for the audit of the Company's consolidated financial statements, for reviews of the Company's interim consolidated financial statements, and for services that are normally provided in connection with statutory and regulatory filings or engagements.

(2)
There were no audit-related fees incurred during the years ended December 31, 2011 and 2010.

(3)
Tax fees consist primarily of fees billed for professional services rendered for tax compliance, tax advice, and tax planning.

(4)
There were no other fees incurred during the years ended December 31, 2011 and 2010.

        The charter of the Audit Committee requires that the Audit Committee review and pre-approve the plan and scope of BDO USA, LLP's audit, tax and other services. After December 19, 2011, the date of the Company's IPO, the Audit Committee pre-approved 100% of the services described above under the captions "Audit Fees" and "Tax Fees."

        The Company expects that representatives of BDO USA, LLP will be present at the Annual Meeting to respond to appropriate questions and to make a statement if they desire to do so.

        The Board unanimously recommends that stockholders vote FOR the ratification of the selection of BDO USA, LLP as the auditors of the Company for 2012.

 STOCKHOLDER PROPOSALS

        Any stockholder of the Company who desires to submit a proposal for action at the 2013 annual meeting of stockholders and wishes to have such proposal (a "Rule 14a-8 Proposal") included in the Company's proxy materials must submit such Rule 14a-8 Proposal to the Company at its principal executive offices no later than January 22, 2013, unless the Company notifies the stockholders otherwise. All such Rule 14a-8 Proposals should be in compliance with our by-laws and the SEC rules and regulations. Only those Rule 14a-8 Proposals that are timely received by the Company and proper for stockholder action (and otherwise proper) will be included in the Company's proxy materials.

        Any stockholder of the Company who desires to submit a proposal for action at the 2013 annual meeting of stockholders, but does not wish to have such proposal (a "Non-Rule 14a-8 Proposal") included in the Company's proxy materials, must submit such Non-Rule 14a-8 Proposal to the Company at its principal executive offices so that it is received between January 22, 2013 and February 21, 2013, unless the Company notifies the stockholders otherwise. All such Non-Rule 14a-8 Proposals should be in compliance with our by-laws and the SEC rules and regulations. If a Non-Rule 14a-8 Proposal is not received by the Company on or before February 21, 2013, then the Company intends to exercise its discretionary voting authority with respect to such Non-Rule 14a-8 Proposal.

        "Discretionary voting authority" is the ability to vote proxies that stockholders have executed and submitted to the Company on matters not specifically reflected in the Company's proxy materials, and on which stockholders have not had an opportunity to vote by proxy.

        Written stockholder proposals should be addressed to Sanchez Energy Corporation, 1111 Bagby Street, Suite 1600, Houston, Texas 77002, Attention: Secretary. The Company suggests that any such proposal be sent by certified mail, return receipt requested.

        The Board will also consider any nominee recommended by stockholders for election at the annual meeting of stockholders to be held in 2013 if that nomination is submitted in writing between January 22, 2013 and February 21, 2013 to Sanchez Energy Corporation, 1111 Bagby Street, Suite 1600, Houston, Texas 77002, Attention: Secretary. All such written nominations should be in compliance with our by-laws and the SEC rules and regulations.

SOLICITATION OF PROXIES

        Solicitation of Proxies may be made via the internet, by mail, personal interview or telephone by officers, directors and regular employees of the Company. The Company may also request banking institutions, brokerage firms, custodians, nominees and fiduciaries to forward solicitation material to the beneficial owners of the common stock that those companies or persons hold of record, and the Company will reimburse the forwarding expenses. Representatives of Continental will tabulate votes. The Company will bear all costs of solicitation.

STOCKHOLDER LIST

        In accordance with the Delaware General Corporation Law, the Company will maintain at its corporate offices in Houston, Texas, a list of the stockholders entitled to vote at the Annual Meeting. The list will be open to the examination of any stockholder, for purposes germane to the Annual Meeting, during ordinary business hours for ten days before the Annual Meeting.

PROXY MATERIALS ANNUAL REPORT AND OTHER INFORMATION

        The Company's Annual Report to Stockholders for the year ended December 31, 2011 is being made available to stockholders concurrently with this Proxy Statement and does not form part of the proxy solicitation material.

        IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING TO BE HELD ON MAY 23, 2012:

        A COPY OF THE PROXY STATEMENT, THE FORM OF PROXY, THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 2011 AND THE 2011 ANNUAL REPORT TO STOCKHOLDERS ARE AVAILABLE FREE OF CHARGE AT www.sanchezenergycorp.com/proxy.

        A copy of the Company's Annual Report on Form 10-K for the year ended December 31, 2011, as filed with the SEC, will be sent to any stockholder without charge upon written request. One copy of this Proxy Statement and our Annual Report (together, the "Proxy Materials") will be sent to stockholders who share an address, unless they have notified the Company that they want to receive multiple copies. A copy of the Proxy Materials will also be sent upon written or oral request to any stockholder of a shared address to which a single copy of the Proxy Materials was delivered. If two or more stockholders with a shared address are currently receiving only one copy of the Proxy Materials, then the stockholders may request to receive multiple packages in the future, or if a stockholder is currently receiving multiple packages of the Proxy Materials, then the stockholder may request to receive a single copy in the future. Such requests may be made by writing to Secretary, Sanchez Energy Corporation, 1111 Bagby Street, Suite 1600, Houston, Texas 77002 or by calling (713) 783-8000. The Annual Report on Form 10-K is also available at the SEC's website in its EDGAR database at www.sec.gov.

 INTERNET AND PHONE VOTING

        For shares of stock that are registered in your name, you may vote by internet or phone using procedures provided by Continental. Votes submitted by internet or phone must be received by 7:00 p.m., Eastern Time, on Tuesday, May 22, 2011. The giving of such a proxy will not affect your right to vote in person should you decide to attend the Annual Meeting.

        The internet and phone voting procedures are designed to authenticate stockholder identities, to allow stockholders to give their voting instructions and to confirm that stockholders' instructions have been recorded properly. Stockholders voting by internet should remember that the stockholder must bear costs associated with electronic access, such as usage charges from internet access providers and telephone companies.

        For shares of stock that are registered in a street name (the stockholder owns shares in the name of a bank, broker or other holder of record on the books of the Company's transfer agent), you will receive instructions with your proxy materials that you must follow in order to have your shares voted. Please review your Proxy or voting instruction card to determine whether you can vote by phone or electronically.

******

        IT IS IMPORTANT THAT PROXIES BE RETURNED PROMPTLY. WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING IN PERSON, YOU ARE URGED TO VOTE BY INTERNET, BY PHONE OR IF YOU HAVE RECEIVED PAPER COPIES OF THE PROXY MATERIAL, BY COMPLETING, SIGNING AND RETURNING THE PROXY IN THE ENCLOSED POSTAGE-PAID, ADDRESSED ENVELOPE.

By Order of the Board of Directors,
Michael G. Long Secretary

Houston, Texas
April 25, 2012

APPENDIX A

SANCHEZ ENERGY CORPORATION
AMENDED AND RESTATED
2011 LONG TERM INCENTIVE PLAN

SECTION 1.    Purpose of the Plan.

        The Sanchez Energy Corporation 2011 Long Term Incentive Plan ~~(the "Plan") has been~~was originally adopted by Sanchez Energy Corporation, a Delaware corporation (the "Company"), on November 25, 2011 and was amended and restated on                        , 2012 (as so amended and restated, the "Plan"). The Plan is intended to promote the interests of the Company by providing to Employees, consultants and Directors incentive compensation awards based on Common Shares to encourage superior performance. The Plan is also contemplated to enhance the ability of the Company and its Affiliates and Subsidiaries to attract and retain the services of individuals who are essential for the growth and profitability of the Company and to encourage them to devote their best efforts to advancing the business of the Company.

SECTION 2.    Definitions.

        As used in the Plan, the following terms shall have the meanings set forth below:

        "Affiliate" means, with respect to any Person, any other Person that directly or indirectly through one or more intermediaries controls, is controlled by or is under common control with, the Person in question. As used herein, the term "control" means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities, by contract or otherwise.

        "Award" means an Option, Stock Appreciation Right, share of Restricted Stock, share of Phantom Stock, Other Stock-Based Award, or a Stock Award granted under the Plan.

        "Award Agreement" means the written or electronic agreement by which an Award shall be evidenced.

        "Board" means the Board of Directors of the Company.

        "Change of Control" means, and shall be deemed to have occurred upon one or more of the following events:

            (i)  any "person" or "group" within the meaning of those terms as used in Sections 13(d) and 14(d)(2) of the Exchange Act, other than a Sanchez Group Member, shall become the beneficial owner, by way of merger, consolidation, recapitalization, reorganization or otherwise, of 50% or more of the combined voting power of the equity interests in the Company;

           (ii)  the shareholders of the Company approve and implement, in one or a series of transactions, a plan of complete liquidation of the Company; or

          (iii)  the sale or other disposition by the Company of all or substantially all of its assets in one or more transactions to any Person other than a Sanchez Group Member.

        Notwithstanding the foregoing, with respect to an Award that is subject to Section 409A of the Internal Revenue Code of 1986, as amended, "Change of Control" shall mean a "change of control event" as defined in the regulations and guidance issued under Section 409A.

        "Committee" means the Board, the Compensation Committee of the Board or such other committee as may be appointed by the Board to administer the Plan.

        "Common Shares" means the Company's common stock, par value $0.01.

        "Company IPO" means an initial public offering of the Company's equity securities that is registered under the Securities Act of 1933, as amended.

        "Director" means a member of the board of directors of the Company.

        "Disability" means, unless provided otherwise in the Award Agreement, an illness or injury that lasts at least six continuous months, is expected to be permanent and renders the Participant unable to carry out his or her duties to the Board, the Company or a Sanchez Group Member, as the case may be.

        "Employee" means an employee of the Company, a Subsidiary of the Company or a Sanchez Group Member.

        "Exchange Act" means the Securities Exchange Act of 1934, as amended.

        "Fair Market Value" means the closing sales price of a Common Share on the principal national securities exchange or other market in which trading in Common Shares occurs on the applicable date (or, if there is no trading in the Common Shares on such date, on the next preceding date on which there was trading) as reported in The Wall Street Journal (or other reporting service approved by the Committee). If Common Shares are not traded on a national securities exchange or other market at the time a determination of fair market value is required to be made hereunder, the determination of fair market value shall be made in good faith by the Committee.

        "Option" means an option to purchase Common Shares granted under the Plan.

        "Other Stock-Based Award" means an Award granted pursuant to Section 6(d).

        "Participant" means an Employee, consultant or Director granted an Award under the Plan.

        "Person" means an individual or a corporation, limited liability company, partnership, joint venture, trust, unincorporated organization, association, governmental agency or political subdivision thereof or other entity.

        "Phantom Stock" means notional shares granted under the Plan that upon vesting entitle the Participant to receive Common Shares or an amount of cash equal to the Fair Market Value of such Common Shares, as determined by the Committee in its discretion.

        "Restricted Period" means the period established by the Committee with respect to an Award during which the Award remains subject to forfeiture and is either not exercisable by or payable to the Participant, as the case may be.

        "Restricted Stock" means Common Shares granted under the Plan that are subject to a Restricted Period.

        "Rule 16b-3" means Rule 16b-3 promulgated by the SEC under the Exchange Act or any successor rule or regulation thereto as in effect from time to time.

        "Sanchez Group Member" means Sanchez Oil & Gas Corporation, a Delaware corporation, Sanchez Energy Partners I, LP, a Delaware limited partnership, and their Affiliates (other than the Company).

        "SDR" means a dividend paid by the Company with respect to a share of Restricted Stock.

        "SEC" means the Securities and Exchange Commission, or any successor thereto.

        "Stock Appreciation Right" or "SAR" means a contingent right that entitles the holder to receive all or part of the excess of the Fair Market Value of a Common Share on the exercise date of the SAR over the exercise price of the SAR. Such excess shall be paid in Common Shares, cash or any combination thereof, in the discretion of the Committee.

        "Stock Award" means a grant of a Common Share that is not subject to a Restricted Period.

        "Subsidiary" means any entity (i) in which, at the relevant time, the Company owns or controls, directly or indirectly, not less than 50% of the total combined voting power represented by all classes of equity interests issued by such entity, (ii) as to which, at the relevant time, the Company has the right, directly or indirectly, to appoint or designate, either independently or jointly with another Person, 50% or more of the members of the board of directors or (iii) as to which at the relevant time, the Company, directly or indirectly, (A) owns or controls, directly or indirectly, not less than 50% of the total combined voting power represented by classes of equity interests issued by the general partner or managing member of such entity or (B) has the right, directly or indirectly, to appoint or designate, either independently or jointly with another Person, 50% or more of the members of the board of directors of the general partner or managing member thereof.

SECTION 3.    Administration.

        The Plan shall be administered by the Committee. A majority of the Committee shall constitute a quorum, and the acts of the members of the Committee who are present at any meeting thereof at which a quorum is present, or acts unanimously approved by the members of the Committee in writing, shall be the acts of the Committee. Subject to the following and applicable law, the Committee, in its sole discretion, may delegate any or all of its powers and duties under the Plan, including the power to grant Awards under the Plan, to the Chief Executive Officer of the Company, subject to such limitations on such delegated powers and duties as the Committee may impose, if any. Upon any such delegation, all references in the Plan to the "Committee," other than in Section 7, shall be deemed to include the Chief Executive Officer; provided, however, that such delegation shall not limit the Chief Executive Officer's right to receive Awards under the Plan. Notwithstanding the foregoing, the Chief Executive Officer may not grant Awards to, or take any action with respect to any Award previously granted to, a Person who is an officer subject to Rule 16b-3 or a member of the Board. Subject to the terms of the Plan and applicable law, and in addition to other express powers and authorizations conferred on the Committee by the Plan, the Committee shall have full power and authority to: (i) designate Participants; (ii) determine the type or types of Awards to be granted to a Participant; (iii) determine the number of Common Shares to be covered by Awards; (iv) determine the terms and conditions of any Award; (v) determine whether, to what extent, and under what circumstances Awards may be settled, exercised, canceled, or forfeited; (vi) interpret and administer the Plan and any instrument or agreement relating to an Award made under the Plan; (vii) establish, amend, suspend, or waive such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the Plan; and (viii) make any other determination and take any other action that the Committee deems necessary or desirable for the administration of the Plan. The Committee may correct any defect or supply any omission or reconcile any inconsistency in the Plan or an Award Agreement in such manner and to such extent as the Committee deems necessary or appropriate. Unless otherwise expressly provided in the Plan, all designations, determinations, interpretations, and other decisions under or with respect to the Plan or any Award shall be within the sole discretion of the Committee, may be made at any time and shall be final, conclusive, and binding upon all Persons, including the Company, any Affiliate of the Company, any Participant, and any beneficiary of any Award.

SECTION 4.    Common Shares.

        (a)    Limits on Common Shares Deliverable.    Subject to adjustment as provided in Section 4(c), the maximum number of Common Shares that may be delivered with respect to Awards under the Plan shall be (i) until and up to a Company IPO, ~~12~~15% of the aggregate number of issued and outstanding Common Shares as of the date of the adoption of the Plan and (ii) from and after a Company IPO, that greater number of Common Shares (which will subsume and include all Common Shares described in Section 4(a)(i), as adjusted to give effect to any split in the Common Shares effected in connection with a Company IPO) as is equal to ~~12~~15% of the aggregate number of shares of stock of the Company that will be issued and outstanding immediately following the closing of a Company IPO, plus, upon the issuance of additional Common Shares from time to time, an automatic increase equal to the lesser of (A) ~~12~~15% of the aggregate number of shares of stock of the Company issued and outstanding immediately following such issuance of additional Common Shares and (B) such lesser number of Common Shares as determined by the Committee; provided, however, that Common Shares withheld from an Award to either satisfy the Company's or any Affiliate of the Company's tax withholding obligations with respect to the Award or pay the exercise price of an Award shall not be considered to be Common Shares delivered under the Plan for this purpose. If any Award is forfeited, cancelled, exercised, paid, or otherwise terminates or expires without the actual delivery of Common Shares pursuant to such Award (the grant of Restricted Stock is not a delivery of Common Shares for this purpose), the Common Shares subject to such Award shall again be available for Awards under the Plan. There shall not be any limitation on the number of Awards that may be paid in cash.

        (b)    Sources of Common Shares Deliverable Under Awards.    Any Common Shares delivered pursuant to an Award shall consist, in whole or in part, of Common Shares newly issued by the Company, Common Shares acquired in the open market, from any Affiliate of the Company or from any other Person, or any combination of the foregoing, as determined by the Committee in its discretion.

        (c)    Anti-dilution Adjustments.    With respect to any "equity restructuring" event that could result in an additional compensation expense to the Company pursuant to the provisions of Financial Accounting Standards Board Accounting Standards Codification Topic 718—Stock Compensation ("FASB ASC Topic 718"), if adjustments to Awards with respect to such event were discretionary, the Committee shall equitably adjust the number and type of Common Shares covered by each outstanding Award and the terms and conditions, including the exercise price and performance criteria (if any), of such Award to equitably reflect such restructuring event and shall adjust the number and type of Common Shares (or other securities or property) with respect to which Awards may be granted after such event. With respect to any other similar event that would not result in a FASB ASC Topic 718 accounting charge if the adjustment to Awards with respect to such event were subject to discretionary action, the Committee shall have complete discretion to adjust Awards in such manner as it deems appropriate with respect to such other event.

SECTION 5.    Eligibility.

        Any Employee, consultant or Director shall be eligible to be designated a Participant by the Committee and receive an Award under the Plan.

SECTION 6.    Awards.

        (a)    Options and SARs.    The Committee shall have the authority to determine the Employees, consultants and Directors to whom Options and/or SARs shall be granted, the number of Common Shares to be covered by each Option or SAR, the exercise price therefor, the Restricted Period and other conditions and limitations applicable to the exercise of the Option or SAR, including the following terms and conditions and such additional terms and conditions, as the Committee shall determine, that are not inconsistent with the provisions of the Plan.

            (i)  Exercise Price.    The exercise price per Common Share purchasable under an Option or subject to a SAR shall be determined by the Committee at the time the Option or SAR is granted but may not be less than the Fair Market Value of a Common Share as of the date of grant of the Option or SAR.

           (ii)  Time and Method of Exercise.    The Committee shall determine the exercise terms and the Restricted Period with respect to an Option or SAR grant, which may include, without limitation, (A) a provision for accelerated vesting upon the death or Disability of a Participant, the achievement of specified performance goals or such other events as the Committee may provide, and (B) the method or methods by which payment of the exercise price with respect to an Option may be made or deemed to have been made, which may include, without limitation, cash, check acceptable to the Committee, withholding Common Shares from the Award, a "cashless-broker" exercise through procedures approved by the Committee, or any combination of the above methods, having a Fair Market Value on the exercise date equal to the relevant exercise price.

          (iii)  Forfeitures.    Except as otherwise provided in the terms of the Option or SAR Award Agreement, upon termination of a Participant's employment with or consulting services to the Company and its Affiliates or membership on the Board, whichever is applicable, for any reason during the applicable Restricted Period, all outstanding unvested Options and SARs awarded to the Participant shall be automatically forfeited on such termination. The Committee may, in its discretion, waive in whole or in part such forfeiture with respect to a Participant's Options or SARs.

        (b)    Restricted Stock and Phantom Stock.    The Committee shall have the authority to determine the Employees, consultants and Directors to whom Restricted Stock and Phantom Stock shall be granted, the number of shares of Restricted Stock or Phantom Stock to be granted to each such Participant, the Restricted Period, the conditions under which the Restricted Stock or Phantom Stock may become vested or forfeited and such other terms and conditions as the Committee may establish with respect to such Awards which may include, without limitation, a provision for accelerated vesting upon the death or Disability of a Participant, the achievement of specified performance goals or such other events as the Committee may provide.

            (i)  SDRs.    To the extent provided by the Committee, in its discretion, a grant of Restricted Stock may provide that the dividends paid by the Company with respect to the Restricted Stock shall be subject to the same forfeiture and other restrictions as the Restricted Stock and, if restricted, such dividends shall be held, without interest, until the Restricted Stock vests or is forfeited with the SDR being paid or forfeited at the same time, as the case may be. In addition, the Committee may provide that such dividends be used to acquire additional Restricted Stock for the Participant. Such additional Restricted Stock may be subject to such vesting and other terms as the Committee may proscribe. Absent such a restriction on the SDRs in the Award Agreement, upon a dividend with respect to Restricted Stock, such dividend shall be paid promptly to the holder of the Restricted Stock without vesting restrictions.

           (ii)  Forfeitures.    Except as otherwise provided in the terms of the Restricted Stock or Phantom Stock Award Agreement, upon termination of a Participant's employment with or consulting services to the Company and its Affiliates or membership on the Board, whichever is applicable, for any reason during the applicable Restricted Period, all outstanding, unvested Restricted Stock and Phantom Stock awarded to the Participant shall be automatically forfeited on such termination. The Committee may, in its discretion, waive in whole or in part such forfeiture with respect to a Participant's Restricted Stock and/or Phantom Stock.

          (iii)  Lapse of Restrictions.

            (A)  Phantom Stock.    Upon or as soon as reasonably practical following the vesting of each share of Phantom Stock, subject to satisfying the tax withholding obligations of Section 8(b), the Participant shall be entitled to receive from the Company one Common Share or cash equal to the Fair Market Value of a Common Share, as determined by the Committee in its discretion.

            (B)  Restricted Stock.    Upon or as soon as reasonably practical following the vesting of each share of Restricted Stock, subject to satisfying the tax withholding obligations of Section 8(b), the Participant shall be entitled to have the restrictions removed from his or her share certificate so that the Participant then holds an unrestricted Common Share.

        (c)    Stock Awards.    Stock Awards may be granted under the Plan to such Employees, consultants and/or Directors and in such amounts as the Committee, in its discretion, may select.

        (d)    Other Stock-Based Awards.    Other Stock-Based Awards may be granted under the Plan to such Employees, consultants and/or Directors and in such amounts as the Committee, in its discretion, may select. An Other Stock-Based Award shall be an award denominated or payable in, valued in or otherwise based on or related to Common Shares, in whole or in part. The Committee shall determine the terms and conditions of any such Other Stock-Based Award. Upon vesting, an Other Stock-Based Award may be paid in cash, Common Shares (including Restricted Stock) or any combination thereof as provided in the Award Agreement.

        (e)    General.

            (i)  Awards May Be Granted Separately or Together.    Awards may, in the discretion of the Committee, be granted either alone or in addition to, in tandem with, or in substitution for any other Award granted under the Plan or any award granted under any other plan of the Company or any of its Affiliates. Awards granted in addition to or in tandem with other Awards or awards granted under any other plan of the Company or any of its Affiliates may be granted either at the same time as or at a different time from the grant of such other Awards or awards.

           (ii)  Limits on Transfer of Awards.

            (A)  Except as provided in Section 6(e)(ii)(C), each Option and SAR shall be exercisable only by the Participant during the Participant's lifetime, or by the Person to whom the Participant's rights shall pass by will or the laws of descent and distribution.

            (B)  Except as provided in Section 6(e)(ii)(C), no Award and no right under any such Award may be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by a Participant and any such purported assignment, alienation, pledge, attachment, sale, transfer or encumbrance shall be void and unenforceable against the Company or any of its Affiliates.

            (C)  To the extent specifically provided by the Committee with respect to an Option or SAR, an Option or SAR may be transferred by a Participant without consideration to immediate family members or related family trusts, limited partnerships or similar entities or on such terms and conditions as the Committee may from time to time establish.

          (iii)  Term of Awards.    The term of each Award shall be for such period as may be determined by the Committee.

          (iv)  Stock Certificates.    All certificates for Common Shares or other securities of the Company delivered under the Plan pursuant to any Award or the exercise thereof shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the Plan or the rules, regulations, and other requirements of the SEC, any stock exchange upon which such Common Shares or other securities are then listed, and any applicable federal or state laws, and the Committee may cause a legend or legends to be inscribed on any such certificates to make appropriate reference to such restrictions.

           (v)  Consideration for Grants.    Awards may be granted for such consideration, including services, as the Committee shall determine.

          (vi)  Delivery of Common Shares or other Securities and Payment by Participant of Consideration.    Notwithstanding anything in the Plan or any Award Agreement to the contrary, delivery of Common Shares pursuant to the exercise or vesting of an Award may be deferred for any period during which, in the good faith determination of the Committee, the Company is not reasonably able to obtain Common Shares to deliver pursuant to such Award without violating applicable law or the applicable rules or regulations of any governmental agency or authority or securities exchange. No Common Shares or other securities shall be delivered pursuant to any Award until payment in full of any amount required to be paid pursuant to the Plan or the applicable Award Agreement (including, without limitation, any exercise price or tax withholding) is received by the Company.

SECTION 7.    Amendment and Termination.

        Except to the extent prohibited by applicable law:

        (a)    Amendments to the Plan.    Except as required by the rules of the principal securities exchange on which the Common Shares are traded and subject to Section 7(b), the Committee may amend, alter, suspend, discontinue, or terminate the Plan in any manner, including increasing the number of Common Shares available for Awards under the Plan, without the consent of any Participant, other holder or beneficiary of an Award, or any other Person.

        (b)    Amendments to Awards.    Subject to Section 7(a), the Committee may waive any conditions or rights under, amend any terms of, or alter any Award theretofore granted, provided no change, other than pursuant to Section 7(c), in any Award shall materially reduce the rights or benefits of a Participant with respect to an Award without the consent of such Participant.

        (c)    Actions Upon the Occurrence of Certain Events.    Upon the occurrence of a Change of Control, any change in applicable law or regulation affecting the Plan or Awards thereunder, or any change in accounting principles affecting the financial statements of the Company, the Committee, in its sole discretion, without the consent of any Participant or holder of the Award, and on such terms and conditions as it deems appropriate, may take any one or more of the following actions in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan or an outstanding Award:

            (i)  provide for either (A) the termination of any Award in exchange for an amount of cash, if any, equal to the amount that would have been attained upon the exercise of such Award or realization of the Participant's rights at such time (and, for the avoidance of doubt, if as of the date of the occurrence of such transaction or event the Committee determines in good faith that no amount would have been attained upon the exercise of such Award or realization of the Participant's rights, then such Award may be terminated by the Committee without payment) or (B) the replacement of such Award with other rights or property selected by the Committee in its sole discretion;

           (ii)  provide that such Award be assumed by the successor or survivor entity, or a parent or subsidiary thereof, or be exchanged for similar options, rights or awards covering the equity of the successor or survivor, or a parent or subsidiary thereof, with appropriate adjustments as to the number and kind of equity interests and prices;

          (iii)  make adjustments in the number and type of Common Shares (or other securities or property) subject to outstanding Awards, and in the number and kind of outstanding Awards or in the terms and conditions of (including the exercise price), and the vesting and performance criteria included in, outstanding Awards, or both;

          (iv)  provide that such Award shall be exercisable or payable, notwithstanding anything to the contrary in the Plan or the applicable Award Agreement; and

           (v)  provide that the Award cannot be exercised or become payable after such event, i.e., shall terminate upon such event.

        Notwithstanding the foregoing, with respect to an above event that is an "equity restructuring" event that would be subject to a compensation expense pursuant FASB ASC Topic 718, the provisions in Section 4(c) shall control to the extent they are in conflict with the discretionary provisions of this Section 7.

SECTION 8.    General Provisions.

        (a)    No Rights to Award.    No Person shall have any claim to be granted any Award under the Plan, and there is no obligation for uniformity of treatment of Participants. The terms and conditions of Awards need not be the same with respect to each recipient.

        (b)    Tax Withholding.    Unless other arrangements have been made that are acceptable to the Committee, the Company or any of its Affiliates is authorized to withhold from any Award, from any payment due or transfer made under any Award or from any compensation or other amount owing to a Participant the amount (in cash, Common Shares, Common Shares that would otherwise be issued pursuant to such Award or other property) of any applicable taxes payable in respect of the grant of an Award, its exercise, the lapse of restrictions thereon, or any payment or transfer under an Award or under the Plan and to take such other action as may be necessary in the opinion of the Committee to satisfy the withholding obligations for the payment of such taxes.

        (c)    No Right to Employment or Services.    The grant of an Award shall not be construed as giving a Participant the right to be retained in the employ of the Company or any of its Affiliates, to continue consulting services or to remain on the Board, as applicable. Furthermore, the Company or any of its Affiliates may at any time dismiss a Participant from employment free from any liability or any claim under the Plan, unless otherwise expressly provided in the Plan, any Award Agreement or other agreement.

        (d)    Governing Law.    The validity, construction, and effect of the Plan and any rules and regulations relating to the Plan shall be determined in accordance with the laws of the State of Delaware without regard to its conflicts of laws principles.

        (e)    Severability.    If any provision of the Plan or any Award is or becomes or is deemed to be invalid, illegal, or unenforceable in any jurisdiction or as to any Person or Award, or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to the applicable law or, if it cannot be construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan or the Award, such provision shall be stricken as to such jurisdiction, Person or Award and the remainder of the Plan and any such Award shall remain in full force and effect.

        (f)    Other Laws.    The Committee may refuse to issue or transfer any Common Shares or other consideration under an Award if, in its sole discretion, it determines that the issuance or transfer of such Common Shares or such other consideration might violate any applicable law or regulation, the rules of the principal securities exchange on which the Common Shares are then traded, or entitle the Company or any of its Affiliates to recover the same under Section 16(b) of the Exchange Act, and any payment tendered to the Company by a Participant, other holder or beneficiary in connection with the exercise of such Award shall be promptly refunded to such Participant, holder or beneficiary.

        (g)    No Trust or Fund Created.    Neither the Plan nor any Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company or any participating Affiliate of the Company and a Participant or any other Person. To the extent that any Person acquires a right to receive payments from the Company or any participating Affiliate of the

Company pursuant to an Award, such right shall be no greater than the right of any general unsecured creditor of the Company or any participating Affiliate of the Company.

        (h)    No Fractional Common Shares.    No fractional Common Shares shall be issued or delivered pursuant to the Plan or any Award, and the Committee shall determine whether cash, other securities, or other property shall be paid or transferred in lieu of any fractional Common Shares or whether such fractional Common Shares or any rights thereto shall be canceled, terminated, or otherwise eliminated.

        (i)    Headings.    Headings are given to the Sections and subsections of the Plan solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of the Plan or any provision thereof.

        (j)    Facility Payment.    Any amounts payable hereunder to any Person under legal disability or who, in the judgment of the Committee, is unable to manage properly his or her financial affairs, may be paid to the legal representative of such Person, or may be applied for the benefit of such Person in any manner that the Committee may select, and the Company shall be relieved of any further liability for payment of such amounts.

        (k)    Gender and Number.    Words in the masculine gender shall include the feminine gender, the plural shall include the singular and the singular shall include the plural.

SECTION 9.    Term of the Plan.

        The Plan shall be effective on the date it is approved by the shareholders of the Company, if such approval is required by the rules of the principal securities exchange on which the Common Shares are traded or, if such approval is not required, then on the date the Plan is adopted by the Company and shall continue until the earliest of (i) the date it is terminated by the Board, (ii) all Common Shares available under the Plan have been paid to Participants, or (iii) the 10th anniversary of the date the Plan is approved as provided above. However, any Award granted prior to such termination, and the authority of the Committee to amend, alter, adjust, suspend, discontinue, or terminate any such Award or to waive any conditions or rights under such Award, shall extend beyond such termination date.

VOTE BY INTERNET OR TELEPHONE QUICK EASY IMMEDIATE X Please mark your votes like this FOLD AND DETACH HERE AND READ THE REVERSE SIDE PROXY 1. Election of Directors 2. Proposal to amend the Company’s 2011 Long Term Incentive Plan to increase the number of shares available for incentive awards from 12% of the issued and outstanding shares of common stock to 15% of the issued and outstanding shares of common stock 3. Proposal to ratify the appointment of BDO USA, LLP as the Company’s independent registered public accounting firm for the 2012 fiscal year FOR all Nominees listed to the left WITHHOLD AUTHORITY to vote (except as marked to the contrary for all nominees listed to the left) FOR AGAINST ABSTAIN FOR AGAINST ABSTAIN NOMINEES: 01 Antonio R. Sanchez, III 02 Gilbert A. Garcia 03 Greg Colvin INSTRUCTION: To withhold authority to vote for any individual nominee, strike a line through his name on the list above. Vote Your Proxy on the Internet: Go to www.cstproxyvote.com Have your proxy card available when you access the above website. Follow the prompts to vote your shares. Vote Your Proxy by Phone: Call 1 (866) 894-0537 Use any touch-tone telephone to vote your proxy. Have your proxy card available when you call. Follow the voting instructions to vote your shares. Vote Your Proxy by Mail: Mark, sign, and date your proxy card, then detach it, and return it in the postage-paid envelope provided. Sanchez Energy Corporation PLEASE DO NOT RETURN THE PROXY CARD IF YOU ARE VOTING ELECTRONICALLY OR BY PHONE OR OR As a stockholder of Sanchez Energy Corporation, you have the option of voting your shares electronically through the Internet or on the telephone, eliminating the need to return the proxy card. Your electronic vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed, dated and returned the proxy card. Votes submitted electronically over the Internet or by telephone must be received by 7:00 p.m., Eastern Time, on Tuesday, May 22, 2012. Signature Signature Date , 2012. Note: Please sign exactly as name appears hereon. When shares are held by joint owners, both should sign. When signing as attorney, executor, administrator, trustee, guardian, or corporate officer, please give title as such. COMPANY ID: PROXY NUMBER: ACCOUNT NUMBER:

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS SANCHEZ ENERGY CORPORATION The undersigned appoints Antonio R. Sanchez, III and/or Michael G. Long as proxy, each with the power to appoint his substitute, and authorizes him to represent and to vote, as designated on the reverse hereof, all of the shares of common stock of Sanchez Energy Corporation held of record by the undersigned at the close of business on April 16, 2012 at the Annual Meeting of Stockholders of Sanchez Energy Corporation to be held on Wednesday, May 23, 2012 or at any adjournment thereof. This Proxy will be voted as specified. If no specification is made, this Proxy will be voted IN FAVOR OF PROPOSALS 1, 2 and 3. (Continued, and to be marked, dated and signed, on the other side) FOLD AND DETACH HERE AND READ THE REVERSE SIDE PROXY Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to be held Wednesday, May 23, 2012. The Proxy Statement and our 2011 Annual Report to Stockholders are available at: http://www.sanchezenergycorp.com/proxy